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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 02/06/2017

CITIZENS FIRST CORPORATION

(Exact name of registrant as specified in its charter)

Kentucky	001-33126	61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky	42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINICIPAL OFFICERS.

A director of the Company, Chris Guthrie, has determined not to stand for reelection at the 2017 Annual Meeting of Shareholders, due to constraints on his time relating to his family business.   Mr. Guthrie’s decision not to stand for reelection was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Guthrie has served on all major committees of the Board of Directors and at the time of this filing serves on the Governance and Compensation Committees.   A copy of the letter from Mr. Guthrie to the Governance Committee and the Board of Directors regarding his decision not to stand for reelection is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

99.1   Letter dated February 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION
(Registrant)

By:	/s/ M. Todd Kanipe
M. Todd Kanipe
President and Chief Executive Officer

Date: February 8, 2017

EXHIBIT INDEX

99.1Letter dated February 6, 2017